Exhibit 99.1

Ganaxolone Data in PPD Studies December 10, 2018

Safe Harbor Statement To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our interpretation of preclinical studies, development plans for our product candidate, including the development of dose forms, the clinical trial testing schedule and milestones, the ability to complete enrollment in our clinical trials, interpretation of scientific basis for ganaxolone use, timing for availability and release of data, the safety, potential efficacy and therapeutic potential of our product candidate and our expectation regarding the sufficiency of our working capital. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical trials, that results of preclinical studies or earlier clinical trials are not necessarily predictors of future results in later preclinical studies or clinical trials, the timing of the clinical trials, enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, the attainment of clinical trial results that will be supportive of regulatory approvals, and other matters, including the development of formulations of ganaxolone, and the availability or potential availability of alternative products or treatments for conditions targeted by the company that could affect the availability or commercial potential of our drug candidates. Marinus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Marinus' 10-K dated March 7, 2018 and other filings by the company with the U.S. Securities and Exchange Commission. You may access these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Ganaxolone IV was fast acting, robust and durable Effect seen at 48 hours was durable through Day 34 >5-point reduction in HAM-D17 compared to PBO starting at 48 hours Established a dose response Ganaxolone oral - robust & durable signal Supports IV to oral administration in future studies Summary of Top-Line Results Ganaxolone was safe and well tolerated – no SAEs or discontinuations due to treatment related AE’s Next Step – Explore short course IV followed by oral ganaxolone in outpatient setting

PPD Commercial Opportunity Overview

- **Substantial Market Opportunity**
  - ~550K PPD patients per year in U.S.*
- **High Degree of Unmet Need**
  - No approved treatment for PPD currently
  - Significant clinical limitations to SSRIs for treatment of PPD
  - Minimal MOA innovations in last 20+ years in field of depression
- **GNX has a novel mechanism of action targeted to PPD**
  - Positive allosteric modulator of synaptic and extrasynaptic $GABA_A$-R
- **GNX has a well established and robust safety profile**
  - 1,600 patients have been exposed to GNX in clinical trials with no SAEs

*PPD prevalence estimated at ~13% of total 2018 live births of 4.1MM – RBC Analyst report 10/18/18

MARINUS PHARMACEUTICALS

©2018 Marinus Pharmaceuticals. All Rights Reserved.

4

Ganaxolone (GNX) Exhibits a Differentiated MOA Over Standard of Care in PPD Ganaxolone is a positive allosteric modulator of synaptic and extrasynaptic GABAA-R Ganaxolone targets unique binding sites that are not susceptible to tolerance build up GNX is a neurosteroid that targets the GABAA receptor GNX increases GABAergic signaling Ganaxolone is an investigational drug

Magnolia Study - Trial Design Study Overview Double-blind, placebo-controlled Multiple US sites; 1:1 randomization Multi-cohort, ascending-dose 3 dose regimens studied Objective: Evaluate safety, tolerability, PK & efficacy of ganaxolone IV in women with PPD Ganaxolone IV - 60hr Placebo IV – 60hr N=58 Randomized 1:1 Double blind Follow-up Day 11 Day 34

Clinically Meaningful Early Response Seen with Ganaxolone IV @ 48-hours Ganaxolone Median dose 48-Hours 60-Hours 34 Days 60 µg/kg/h (n=8) -9.6 -12.0 -8.4 90 µg/kg/h (n=12) -13.5 -13.4 -17.7 140 µg/kg/h (n=10) -15.1 -16.9 -15.7 Placebo (n=28) -9.5 -12.7 -11.6 Mean HAM-D17 Change from Baseline Ganaxolone provided rapid onset of action that was durable through one month after stopping treatment. Multiple efficacy scales (clinician- and patient-rated) are consistent with HAM-D17 reduction. Least-squares (LS) mean reductions reported 5.6 4.2 4.1 0 5 10 -20 -10 0 34 Study Day M e a n C h a n g e i n H A M - D 1 7 Placebo (n=28) GNX 140 m g/kg/hr (n=10) Infusion Start Infusion Stop

Ganaxolone's Early Response Results in a 50% Remission of PPD One Month After Treatment

MAGNOLIA
Postpartum Depression Study


Responders
Placebo (n=28)
GNX 140 µg/kg/hr (n=10)
% Responder
(≥50% HAM-D17 Reduction from Baseline)
100
80
60
40
20
0
48%
67%
48%
75%
60 hr
Day 34
Study Day


Remitters
Placebo (n=28)
GNX 140 µg/kg/hr (n=10)
% Remission
(≤ 7 HAM-D17)
100
80
60
40
20
0
26%
33%
36%
50%
60 hr
Day 34
Study Day

MARINUS PHARMACEUTICALS

©2018 Marinus Pharmaceuticals. All Rights Reserved.

8

Attractive Safety Profile Ganaxolone was safe and well-tolerated Most common reported AEs were sedation and dizziness No SAEs, no discontinuations due to a TRAE Consistent with prior studies, no reports of syncope or loss of consciousness Clean safety profile supports our vision for out-patient or in-home therapy

Amaryllis Study – Ganaxolone Oral Study Design: Evaluate safety, tolerability, PK and efficacy of oral ganaxolone in women with PPD HAM-D17 score of > 20 but < 26 Ascending dose regimens with oral ganaxolone Efficacy endpoint - change from baseline in HAM-D17 Interim Data: n=18; 4 weeks of dosing Mean HAM-D17 reduction from baseline (24.7) of 13.2 at 28 days and 15.7 at D36 This cohort is on-going and not all patients have reached D28 Safe and well-tolerated

Continuing to enroll patients in part 2 Exploring shorter IV infusion followed by oral Top-line data 1H ‘19 Continuing to enroll patients Optimizing dose Top-line data 1H ‘19 PPD Program – Next Steps

Conclusions Ganaxolone IV 140 g/kg/hr demonstrated rapid onset of antidepressant action Clinically meaningful improvement of 5.6 and 4.2 HAM-D17 points over placebo at 48 hrs and 60 hrs, respectively. GNX was safe and well-tolerated No SAEs or discontinuations due to TRAEs No syncope or loss of consciousness (LOC) observed in this study No LOC related to GNX across all placebo-controlled studies to date Data support advancement of IV to oral program

Thank You